UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 20, 2007, NewPage Holding Corporation (“NewPage Holding”) and Stora Enso Oyj (“SEO”) entered into a definitive agreement pursuant to which NewPage Corporation (“NewPage”) agreed to acquire all of the common stock of Stora Enso North America Inc. (“SENA”) (the “Acquisition”). In connection with the Acquisition, NewPage is refinancing its existing secured credit facilities and is privately offering $456 million in aggregate principal amount of senior secured notes due 2012 (the “Notes”). The Notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Unless and until the Notes are registered under the Securities Act, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The registrants are disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1, which information will be disseminated in connection with the refinancing of NewPage’s existing secured credit facilities and the offering of Notes described above. Certain of this information has not previously been made publicly available by the registrants and may be deemed to be material. This Current Report on Form 8-K also updates certain information previously reported by the registrants. The information included as Exhibit 99.1 hereto is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Such information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished pursuant to this Item also shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

The information and data in Exhibit 99.1 about SENA is not necessarily comparable to the information and data for SENA that is reported by SEO from time to time. Financial information concerning SENA that is reported by SEO is prepared in accordance with International Financial Reporting Standards, while the financial disclosure in Exhibit 99.1 concerning SENA is prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise indicated. In addition, the information and data in Exhibit 99.1 is based upon those operations and assets of SENA that are contemplated to be transferred by SEO to NewPage. These operations and assets differ in scope from the operations and assets of SENA as reported from time to time by SEO. The financial data and information for SENA in Exhibit 99.1 excludes import sales and other immaterial operations that are all attributable to SEO’s European operations and that will not be continued by NewPage following the closing of the Acquisition. The aggregate effect of this exclusion on net income (loss) is not material for all periods presented. Neither NewPage nor SEO expects to reconcile the information and data in Exhibit 99.1 concerning SENA to the information and data in disclosures by SEO.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Excerpts from the Preliminary Offering Circular relating to the Notes and Confidential Information Memorandum relating to the new senior secured credit facilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ Jason W. Bixby	By:	/s/ Jason W. Bixby
	Jason W. Bixby		Jason W. Bixby
	Vice President and		Vice President and
	Chief Financial Officer		Chief Financial Officer
Date:	December 3, 2007	Date:	December 3, 2007

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